UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 14, 2008

Banc of America Funding 2007-6 Trust
(Exact name of issuing entity as specified in its charter)

Banc of America Funding Corporation
(Exact name of depositor as specified in charter)

Bank of America, National Association
(Exact name of sponsor as specified in charter)

New York	333-130536-24	56-1930085
(State or other jurisdiction of	(Commission File Number	(IRS Employer
incorporation of issuing entity)	of issuing entity)	Identification No. of
depositor)

214 North Tryon Street, Charlotte, North Carolina		28255
(Address of Principal Executive Offices)		(Zip Code)

Depositor’s telephone number, including area code		(704) 386-2400

N/A
(Former Name or Former Address, if Change Since Last Report:)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

This amendment on Form 8-K/A amends and supersedes Exhibits 10.2(B) and 10.3 to the Form 8-K previously filed on August 15, 2007 (accession no. 0001379434-07-000146), which were draft versions of the final agreements attached hereto.

The final version of the assignment, assumption and recognition agreement leaves unchanged from the servicing agreement between Wells Fargo Bank, N.A. and Bank of America, National Association the date on which Wells Fargo Bank, N.A., as servicer, would provide its monthly remittance advice.

By request of the rating agencies on this transaction, the final interest rate cap agreement attached as Exhibit 10.3 reflects revisions to the credit support annex and schedule.  In addition, minor changes were made to the confirmation for the interest rate cap agreement which did not affect the substantive terms thereof.

Section 9 - Financial Statements and Exhibits

Item 9.01                      (d)           Exhibits

Exhibit No.

10.2(B)
Assignment, Assumption and Recognition Agreement, dated July 31, 2007, among Bank of America, National Association, Banc of America Funding Corporation, U.S. Bank National Association, CitiMortgage, Inc. and Wells Fargo Bank, N.A.

10.3	Interest Rate Cap Agreement, dated as of July 31, 2007, between Banc of America Funding Corporation 2007-6 Supplemental Interest Trust and Bank of America, National Association.

Signature page to follow

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF AMERICA FUNDING CORPORATION
By:	/s/ Scott Evans
Name: Scott Evans
Title: Senior Vice President

Date:  March 14, 2008

BANC OF AMERICA FUNDING CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description	Paper (P) or Electronic (E)
10.2(B)
Assignment, Assumption and Recognition Agreement, dated July 31, 2007, among Bank of America, National Association, Banc of America Funding Corporation, U.S. Bank National Association, CitiMortgage, Inc. and Wells Fargo Bank, N.A.
E
10.3	Interest Rate Cap Agreement, dated as of July 31, 2007, between Banc of America Funding Corporation 2007-6 Supplemental Interest Trust and Bank of America, National Association.	E